Exhibit 99.1

McCLATCHY HOLDS 2018 ANNUAL MEETING OF SHAREHOLDERS

SACRAMENTO, Calif., May 17, 2018 - The McClatchy Company (NYSE American: MNI) shareholders today elected 12 directors to one-year terms and ratified the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2018.

Shareholders elected Anjali Joshi, who has served as a board member since July of 2017, as a new Class A director and also re-elected Maria Thomas and Elizabeth Ballantine as Class A directors. Class B shareholders elected Vijay Ravindran, who has served as a board member since January of 2018, and Clyde Ostler, who served as a Class A director for five years, as a new Class B directors. Leroy Barnes, Jr., Molly Maloney Evangelisti, Craig I. Forman, Brown McClatchy Maloney, Kevin S. McClatchy, William McClatchy, and Theodore R. Mitchell were re-elected as Class B directors.

Craig Forman, McClatchy’s president and CEO, provided an update on McClatchy’s business through the first quarter of 2018, including the company’s continued focus on journalism that is essential to our communities and its strategies to continue its successful digital transformation. An audio recording of Forman’s speech and a copy of the presentation will be available at www.mcclatchy.com.

About McClatchy

McClatchy operates 30 media companies in 14 states, providing each of its communities with strong independent local journalism in the public interest and advertising services in a wide array of digital and print formats. McClatchy is a publisher of iconic brands including the Miami Herald, The Kansas City Star, The Sacramento Bee, The Charlotte Observer, The (Raleigh) News & Observer, and the (Fort Worth) Star-Telegram. McClatchy is headquartered in Sacramento, Calif., and listed on the New York Stock Exchange American under the symbol MNI. #ReadLocal

Additional Information

Statements in this press release regarding future financial and operating results, including our strategies for success and their effects, our real estate monetization efforts and the repurchase of outstanding notes, revenues, and management’s efforts with respect to cost reduction efforts and efficiencies, cash expenses, revenues, adjusted EBITDA, debt levels, interest costs and creation of shareholder value as well as future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: McClatchy may not generate cash from operations, or otherwise, necessary to reduce debt or meet debt covenants as expected; we may not be successful in reducing debt whether through tenders offers, open market repurchase programs or other negotiated transactions; including sales of real estate properties may not close as anticipated or result in cash distributions in the amount or timing anticipated; McClatchy may not successfully implement audience strategies designed to increase audience revenues and may experience decreased audience volumes or subscriptions; McClatchy may experience diminished revenues from advertising; McClatchy may not achieve its expense reduction targets including efforts related to legacy expense initiatives or may do harm to its operations in attempting to achieve such targets; McClatchy’s operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; increases in the cost of newsprint; bankruptcies or financial strain of its major advertising customers; litigation or any potential litigation; geo-political uncertainties including the risk of war; changes in printing and distribution costs from anticipated levels, including changes in postal rates or agreements; changes in interest rates; changes in pension assets and liabilities; changes in factors that impact pension contribution requirements, including, without limitation, the value of the company-owned real property that McClatchy has contributed to its pension plan; increased consolidation among major retailers in our markets or other events depressing the level of advertising; our inability to negotiate and obtain favorable terms under collective bargaining agreements with unions; competitive action by other companies; an inability to fully implement and execute its share repurchase plan; and other factors, many of which are beyond our control; the Company may not be able to successfully refinance its 9.0% Senior Secured Notes due 2022; the company may not be able to consummate the debt refinancing transaction with Chatham; as well as the other risks detailed from time to time in the company’s publicly filed documents, including the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2017, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.

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Contact:	Stephanie Zarate Investor Relations Manager (916) 321-1931 szarate@mcclatchy.com